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                                                                   Exhibit 10.15

                GREAT LAKES/NORTH AMERICAN SITE DEVELOPERS, INC.
                       JUNIOR SUBORDINATED PROMISSORY NOTE

$2,250,000                                               Dated:  April 24, 2001

                  For Value Received, the undersigned, Great Lakes/North American Site Developers, Inc., a Massachusetts corporation (the "Company"), promises to pay to Christopher A. Berardi, an individual residing in Massachusetts ("Payee"), the principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), together with interest from the date hereof on the principal amount from time to time outstanding at the rate which as of the date hereof, is the greater of (i) six percent (6%) per annum or (ii) the interest rate required to be earned by the Internal Revenue Code of 1986, as amended, to avoid the imputation of interest. Subject to Section 4 hereof, all outstanding principal shall be payable in a single installment on March 31, 2004 (the "Payment Date"). All interest shall be payable in arrears annually on the anniversary date hereof.

                  This Junior Subordinated Promissory Note (this "Note") is issued subject to the following additional terms and conditions:

                  1. TYPE OF PAYMENT. Payments of both principal and interest on this Note shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

                  2. PLACE OF PAYMENT. Payment shall be made to Payee at the then principal office of the Company, or such other address as a Payee shall direct the Company in writing.

                  3. OPTIONAL PAYMENT. Anything herein to the contrary notwithstanding, the Company may prepay this Note, in whole or in part, at any time and from time to time, without a premium or penalty.

                  4. RIGHTS TO DEFER PAYMENT DATE.

                  (a) If the Company has failed to average EBITDA (as hereinafter defined) of at least $10 Million for the fiscal years ended December 31, 2001, 2002 and 2003 THEN the Company shall have the option in its sole discretion to defer the Payment Date from March 31, 2004 to December 31, 2004.

                  (b) EBITDA shall be determined based on the Company's annual financial statements.

                  (c) For purposes hereof, "EBITDA" shall mean the earnings of the Company before interest expense, income taxes, depreciation and amortization expense, and any management fees charged by Great Lakes Dredge & Dock Corporation ("GLD Corporation") or any affiliate of GLD Corporation; PROVIDED, HOWEVER, fees or charges of GLD Corporation or any affiliate thereof for the provision of services which directly benefit the Company shall not constitute management fees.

                  5. INTEREST ON OVERDUE PAYMENTS. All payments of principal unpaid after the same shall become due and payable shall bear interest at the per annum interest rate of 9%; PROVIDED, HOWEVER, that principal amounts which are unpaid because they are prohibited by the subordination terms set forth in ANNEX A hereto shall continue to accrue interest at the interest rate provided for in the first paragraph of this Note.

                  6. DEFAULT. If one or more of the following events, herein called "Events of Default," shall occur and be continuing:

                  (a) If the Company defaults in the payment of any principal of, or interest on, this Note when the same becomes due and payable and such default continues for a period of 30 days following receipt by the Company of written notice of such default; PROVIDED, HOWEVER, it shall not constitute an Event of Default if such failure is because such payments are prohibited by the subordination terms set forth in ANNEX A hereto;

                  (b) If a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or if any substantial part of the property of the Company shall be sequestered or attached and shall not be returned to the possession of the Company or released from such attachment within 60 days thereafter; or

                  (c) If a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief of the Company under the federal bankruptcy laws, or any other similar applicable federal or state laws; or if the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes;

then, and in each such case, the Payee at its election and by notice to the Company and at any time and from time to time, may declare all or part of the principal of and interest on this Note immediately payable, and thereupon the same shall become immediately payable.

                  7. MANDATORY PRE-PAYMENT. (a) Upon the occurrence of a Sale Event (as hereinafter defined), the Company shall on or prior to the consummation of such Sale Event pre-pay in full the outstanding principal and interest balance on this Note.

                                       2

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                  (b) For purposes hereof, "Sale Event" shall mean (i) a sale of all or substantially all of the assets of the Company; (ii) a sale of common stock of the Company resulting in the Operating Stockholders (as defined in the Acquisition Agreement) and GLD Corporation (and its affiliates) owning less than 50.1% of the outstanding common stock of the Company; (iii) a merger, consolidation or reorganization of the Company pursuant to which the Operating Stockholders and GLD Corporation (and its affiliates) own less than 50.1% of the outstanding common stock of the Company; or (iv) a "change in control" of GLD Corporation occurs as that term is defined in its Indenture for the $115 million of 11 1/4% Senior Subordinated Notes due 2008. Notwithstanding anything contained herein to the contrary, the merger of the Company and North American Site Developers, Inc. ("NASDI") shall not constitute a Sale Event.

                  8. SUBORDINATION.

                  (a) The Payee by its acceptance of this Note acknowledges and agrees that the payment of principal and interest on this Note and the obligations of the Company hereunder are subordinate and junior in right of payment to all Senior Indebtedness on the terms and conditions set forth in ANNEX A hereto, which ANNEX A is herein incorporated by reference and made a part hereof as if set forth in its entirety herein.

                  (b) "Senior Indebtedness" shall have the meaning provided in
SECTION 1.07 of ANNEX A hereto.

                  (c) The Payee by its acceptance of this Note acknowledges and agrees that (i) the payment of principal and interest on this Note and the obligations hereunder are and will be subordinated and junior in right of payment to (A) any refinancing of the Senior Indebtedness with different financial institutions or holders and (B) any indebtedness for borrowed money hereafter incurred by the Company for the purpose of working capital, capital expenditure or the acquisition of new business by the Company; and (ii) he shall execute such documents, instruments and agreements to effect the foregoing as may be reasonably requested by the Company from time to time.

                  9. SET OFF. The Company shall have the right from time to time to set off against and reduce any amounts it owes the Payee under this Note any claims it may have against the Stockholders (as that term is defined in the Acquisition Agreement (as hereinafter defined)) under the Acquisition Agreement which the Stockholders fail to satisfy in accordance with the terms of the Acquisition Agreement, subject to the terms thereof. As used herein, "Acquisition Agreement" means that certain Stock Purchase Agreement dated as of April 17, 2001 among the Company, GLD Corporation, NASDI and the stockholders of NASDI, as from time amended, supplemented or otherwise modified as therein provided.

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

                  10. MISCELLANEOUS.

                  (a) The Company agrees to pay all reasonable costs of collection and reasonable attorneys' fees paid or incurred in enforcing any of the rights hereunder of the Payee or any other holder hereof.

                  (b) This Note shall be binding upon the Company and its successors and assigns.

                  (c) The Payee may not pledge, transfer or assign this Note or Payee's rights under this Note without the prior written consent of the Company.

                  (d) If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

                  (e) The validity, interpretation and effect of this Note shall be exclusively governed by, and construed in accordance with, the laws of the State of Illinois, excluding the "conflict of laws" rules of that state.

                  (f) The Company has not, directly or indirectly, through any broker, agent, representative or otherwise, offered this Note or any similar securities for sale to, or solicited any offer to buy the same from, or otherwise approached or negotiated or communicated in respect thereof, with such number of persons, or under such circumstances, so as to bring the issuance or sale of this Note within the provisions of Section 5 of the Securities Act of 1933, as amended (the "1933 Act"). Each holder of this Note, by its acceptance thereof, represents and warrants that it holds the Note for its own account for investment and with no present intention of reselling, offering or distributing this Note, that this Note will not be resold, offered or distributed except in a manner which would not be in violation of, nor require registration under, the 1933 Act as at the time in effect, and that this Note will at all times be held of record by one holder, whether or not held for the account of such holder or by such holder for the account of others.

                  (g) All notices, requests, demands and other communications under this Note shall be in writing and delivered in person or sent by courier service or certified mail, postage prepaid, and properly addressed as follows:

               To the Company: Great Lakes/North American Site Developers, Inc.
                               2122 York Road
                               Oak Brook, Illinois 60523-1981
                               Attention:  Chief Executive Officer

               To the Payee:   48 Hurd Road,
                               Belmont, MA  02478

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All notices and other communications required or permitted under this Note which are addressed as provided in this Section 9(g), if delivered personally or by courier service, shall be effective upon delivery, and, if delivered by certified mail, shall be effective 3 days after deposit in the United States mail, postage prepaid.

                  Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                  (h) For purposes of any action or proceeding in connection with this Note, the parties hereto each hereby expressly submit to the jurisdiction of the state and federal Courts located in the State of Massachusetts. Further, the parties hereto each consent that any order, process, notice of motion or other application to or by any said court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

                            [signature page follows]


                                       5

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                  IN WITNESS WHEREOF, the Company has caused this Note to be executed the day and year first above written.


                                             GREAT LAKES/NORTH AMERICAN SITE
                                             DEVELOPERS, INC.

                                             By:      /S/ DOUGLAS B. MACKIE
                                                ------------------------------
                                             Name:    DOUGLAS B. MACKIE
                                                      ------------------------
                                             Title:   PRESIDENT
                                                   ---------------------------

                                     ANNEX A
                                       TO
                       JUNIOR SUBORDINATED PROMISSORY NOTE



         Section 1.01. SUBORDINATION OF LIABILITIES. Great Lakes/North American Site Developers, Inc., a Delaware corporation (the "COMPANY"), for itself, its successors and assigns, covenants and agrees and each holder of the Junior Subordinated Promissory Note to which this ANNEX A is attached (the "PROMISSORY NOTE") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Promissory Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in SECTION 1.07). The provisions of this ANNEX A shall constitute a continuing offer to all Persons which, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they are/or each of them may proceed to enforce such provisions.

         Section 1.02. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO PROMISSORY
NOTE IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Senior Indebtedness owing in respect thereof, in each case to the extent due and owing, shall first be paid in full, in cash, or such payment duly provided for in cash in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Promissory Note. The Company may not, directly or indirectly, make any payment of any principal of, or any interest on, or any other amount owing in respect of the Promissory Note and may not acquire all or any part of the Promissory Note for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default in respect of any Senior Indebtedness is then in existence. Each holder of the Promissory Note hereby agrees that, so long as an Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, accelerate, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Promissory Note. As used herein, the term "EVENT OF DEFAULT" shall mean an Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

                  (b) Until repayment in full in cash of all of the Senior Indebtedness, no direct or indirect payment by or on behalf of the Company in respect any amounts owing in respect of the Promissory Note (including any such payment by any guarantor thereof) whether pursuant to the terms of the Promissory Note, upon acceleration or otherwise, shall be made other than a scheduled payment of principal and interest under and as set forth in the Promissory Note; PROVIDED, HOWEVER, that the Company may make mandatory prepayments of principal and

                                      A-1

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interest under the Promissory Note if no Event of Default exists at the time of such payment or would result therefrom.

                  (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this SECTION 1.02, any payment shall be made on account of the principal of, or interest on, or amounts otherwise owing in respect of the Promissory Note, at a time when payment is not permitted by the terms of the Promissory Note or by said subsection (a), such payment shall be held by the holder of the Promissory Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this ANNEX A or affecting the subordination effected hereby if such notice is not given, the Company shall give the holder of the Promissory Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

         Section 1.03. PROMISSORY NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest) before the holder of the Promissory Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Promissory Note;

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Promissory Note would be entitled except for the provisions of this ANNEX A, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this SECTION 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Promissory Note on account of principal of, or interest or other amounts due on, the Promissory Note before all Senior Indebtedness is paid in full in cash, or effective provision made for its payment in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Without in any way modifying the provisions of this ANNEX A or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the holder of the Promissory Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

         Section 1.04. SUBROGATION. Subject to the prior indefeasible payment in full of all Senior Indebtedness in cash, the holder of the Promissory Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Promissory Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Promissory Note by virtue of this ANNEX A which otherwise would have been made to the holder of the Promissory Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Promissory Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this ANNEX A are and are intended solely for the purpose of defining the relative rights of the holder of the Promissory Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section 1.05. OBLIGATION OF COMPANY UNCONDITIONAL. Nothing contained in this ANNEX A or in the Promissory Note is intended to or shall impair, as between the Company and the holder of the Promissory Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Promissory Note the principal of and interest on the Promissory Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Promissory Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Promissory Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this ANNEX A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this ANNEX A, the holder of the Promissory Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Promissory Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ANNEX A.

         Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior

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Indebtedness to enforce subordination as herein provided at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Promissory Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Promissory Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Promissory Note.

         Section 1.07. DEFINITIONS. As used in this ANNEX A, the terms set forth below shall have the respective meanings provided below:

                  "BONDING AGREEMENT" means the Second Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of August 19, 1998 by and among Holdings, certain Subsidiaries (including, without limitation, the Company) from time to time party thereto as Indemnitors, Reliance Insurance Company, United Pacific Insurance Company, Reliance National Insurance Company and Reliance Surety Company, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured or refinanced in whole or in part from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including any increase in the amount of bonds available and the inclusion of additional indemnitors or guarantors thereunder that are Subsidiaries of Holdings) of all or any portion of, the indebtedness under such agreement or any successor agreements.

                  "CREDIT AGREEMENT" means the Credit Agreement dated as of August 19, 1998 by and among Holdings, the other Loan Parties (including, without limitation, the Company) from time to time party thereto, the financial institutions from time to time party thereto as Lenders, Bank of Montreal, Chicago Branch, as Documentation Agent, and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as Administrative Agent, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured or refinanced in whole or in part from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including any increase in the amount borrowed and the inclusion of additional guarantors thereunder that are Subsidiaries of Holdings) of all or any portion of, the indebtedness under such agreement or any successor agreements.

                  "HOLDINGS" means Great Lakes Dredge & Dock Corporation, a Delaware corporation.

                  "OBLIGATIONS" means any principal, interest, reimbursement obligations under letters of credit, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

                  "PERSON" means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, Governmental Authority, unincorporated entity or organization of any kind.

                  "SENIOR INDEBTEDNESS" means all Obligations of Holdings and each of its Subsidiaries (including, without limitation, the Company) under (i) the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement) and any renewal, extension, replacement, restatement, refinancing or refunding thereof, (ii) any interest rate protection agreement, foreign exchange contract, currency swap agreement or any other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and any renewal, extension, restatement, refinancing or refunding thereof, (iii) the Bonding Agreement and the other Underwriting Documents (as such term is defined in the Bonding Agreement) and any renewal, extension, replacement, restatement, refinancing or refunding thereof, (iv) the Senior Subordinated Indenture and the Notes and Subsidiary Guarantees (as such terms are defined in the Senior Subordinated Indenture) and any renewal, extension, replacement, restatement, refinancing or refunding thereof, and (v) any other loan or credit agreement or other similar agreement between Holdings and/or any of its Subsidiaries and any lender or group of lenders pursuant to which Holdings or any of its Subsidiaries has incurred, issued, guaranteed, assumed or otherwise become liable for any indebtedness for borrowed money, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and any renewal, extension, restatement, refinancing or refunding thereof.

                  "SENIOR SUBORDINATED INDENTURE" means the Indenture dated as of August 19, 1998 by and among Holdings, the Subsidiary Guarantors (including, without limitation, the Company) from time to time party thereto and The Bank of New York, as Trustee, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured or refinanced in whole or in part from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including any increase in the amount of notes issued thereunder and the inclusion of additional guarantors thereunder that are Subsidiaries of Holdings) of all or any portion of, the indebtedness under such agreement or any successor agreements.

                  "SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         Section 1.08. MISCELLANEOUS. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.


                                      A-6